Inuvo Announces Preliminary Third Quarter 2021 Revenue of $16.5 Million, 79% Year-Over-Year Growth

LITTLE ROCK, Ark., October 13, 2021 (GLOBE NEWSWIRE) -- Inuvo, Inc. (NYSE American: INUV), a leading provider of marketing technology, powered by artificial intelligence (AI) that serves brands and agencies, today announced preliminary unaudited revenue for the third quarter of 2021 totaling an estimated $16.5 million, an increase of approximately 79% year-over-year, as compared to the third quarter of 2020, and approximately 31% sequentially as compared to the second quarter of 2021. IntentKey and ValidClick revenues are expected to be up roughly 62% and 21% sequentially.

Rich Howe, Chief Executive Officer of Inuvo, commented, “Our growth rate accelerated in the third quarter with exceptional year-over-year and quarter-over-quarter performance across both product lines. September was a particularly strong month for new business contracts, which would suggest continued growth throughout the remainder of the year and a return to positive adjusted EBITDA within the fourth quarter of 2021.”

The preliminary financial information in this press release has been prepared internally by management and has not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that actual results will not differ from the preliminary financial information presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

Inuvo will be presenting in track 2 at the LD Micro Main Event today, October 13, 2021, where we will highlight the Artificial Intelligence technology behind the Q3 sales growth.

About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in Artificial Intelligence built for advertising. Its IntentKey AI solution is a first-of-its-kind proprietary and patented technology capable of identifying and actioning to the reasons why consumers are interested in products, services, or brands, not who those consumers are. To learn more, visit www.inuvo.com.

Safe Harbor / Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other filings with the SEC. In addition, our expectations about third quarter 2021 results are based on preliminary unreviewed information about the third quarter and are subject to revision. Although the third quarter is now completed, we are still in the process of our standard financial reporting closing procedures. Accordingly, following completion of our normal quarter closing and review processes, it may turn out that actual results differ materially from these preliminary results. Factors that could cause our actual results for the third quarter to differ materially from our preliminary results include, but are not limited to, inaccurate assumptions, unrecorded expenses, changes in estimates or judgments, and facts or circumstances affecting the application of our critical accounting policies. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo, Inc. and are difficult to predict. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information, which appears on our websites and our social media platforms is not part of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Relations :
KCSA Strategic Communications
Valter Pinto, Managing Director
Tel (212) 896-1254
Valter@KCSA.com